October 17, 2008

Valero Energy Corporation

P.O. Box 696000

San Antonio, Texas 78269-6000

Attention:  Corporate Secretary

Re:  Form 3, Form 4 and Form 5 Reporting

The undersigned hereby constitutes and

appoints Jay D. Browning and J. Stephen

Gilbert, or either of them, each with power

 to act without the other, as my true and

 lawful attorneys-in-fact and agents, for

 me in my name, place and stead,

(1) to apply for and receive any and

all EDGAR filing codes in my name and

on my behalf, and (

2) to sign and file any Form 3, Form 4 or

 Form 5 (including amendments to these

 forms) required to be filed by me

pursuant to Section 16(a) of the

Securities Exchange Act of 1934, as

 amended, with respect to the Common

 Stock, $.01 par value, and any other

 equity securities of Valero Energy

 Corporation.  This authority shall

 remain in full force and effect

until revoked by me in writing.

Each said agent and attorney-in-fact

 is hereby authorized to file or cause

 to be filed with the Securities and

 Exchange Commission a duplicate of

this letter to serve as confirmation

 of the authority of such attorney-

in-fact and agent to file such Forms.

Very truly yours,

/s/ Kimberly S. Bowers

 Kimberly S. Bowers